UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 13, 2006

THE BLACK & DECKER CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-1553 (Commission File Number)	52-0248090 (IRS Employer Identification No.)

701 East Joppa Road, Towson, Maryland (Address of principal executive offices)	21286 (Zip Code)

Registrant's telephone number, including area code   410-716-3900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] [ ] [ ] [ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On November 13, 2006, The Black & Decker Corporation (the Corporation) entered into an Underwriting Agreement with Banc of America Securities LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule II thereto, with respect to the Corporation’s issuance and sale of $300,000,000 5.750% Senior Notes due 2016 (the “Notes”). The Corporation registered the Notes under the Securities Act of 1933 pursuant to a shelf registration statement on Form S-3ASR (File No. 333-138604) (the “Registration Statement”). The Underwriting Agreement is filed as an exhibit to this Current Report on Form 8-K and shall be incorporated by reference into the Registration Statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 1.1 Underwriting Agreement, dated November 13, 2006, by and among The Black & Decker Corporation, Banc of America Securities LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule II thereto.

THE BLACK & DECKER CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACK & DECKER CORPORATION By: /s/ CHRISTINA M. MCMULLEN Christina M. McMullen Vice President and Controller

Date: November 15, 2006